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                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A
                            MONTHLY SERVICER'S REPORT

                                                       Settlement Date 7/31/2003
                                                    Determination Date 8/12/2003
                                                     Distribution Date 8/15/2003


I.       All Payments on the Contracts                                                                                 1,583,722.75
II.      All Liquidation Proceeds on the Contracts with respect to Principal                                              36,805.38
III.     Repurchased Contracts                                                                                                 0.00
IV.     Investment Earnings on Collection Account                                                                              0.00
V.      Servicer Monthly Advances                                                                                         18,584.92
VI.     Distribution from the Reserve Account                                                                                  0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                                1,039.55
VIII.   Transfers to the Pay-Ahead Account                                                                                (1,727.70)
IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                               0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                               (0.85)
X.      Deposits in error                                                                                                      0.00
Total available amount in Collection Account                                                                          $1,638,424.05
                                                                                                                      ==============


DISTRIBUTION AMOUNTS                                                             Cost per $1000
--------------------------------------------                                     --------------

1.   (a)  Class A-1 Note Interest Distribution                                                             0.00
      (b)  Class A-1 Note Principal Distribution                                                           0.00
             Aggregate Class A-1 Note Distribution                                 0.00000000                                 0.00

2.   (a)  Class A-2 Note Interest Distribution                                                             0.00
      (b)  Class A-2 Note Principal Distribution                                                           0.00
            Aggregate Class A-2 Note Distribution                                  0.00000000                                 0.00

3.   (a)  Class A-3 Note Interest Distribution                                                             0.00
      (b)  Class A-3 Note Principal Distribution                                                           0.00
            Aggregate Class A-3 Note Distribution                                  0.00000000                                 0.00

4.   (a)  Class A-4 Note Interest Distribution                                                             0.00
      (b)  Class A-4 Note Principal Distribution                                                           0.00
           Aggregate Class A-4 Note Distribution                                   0.00000000                                 0.00

5.   (a)  Class A-5 Note Interest Distribution                                                             0.00
      (b)  Class A-5 Note Principal Distribution                                                           0.00
            Aggregate Class A-5 Note Distribution                                  0.00000000                                 0.00

6.   (a)  Class A-6 Note Interest Distribution                                                             0.00
      (b)  Class A-6 Note Principal Distribution                                                           0.00
            Aggregate Class A-6 Note Distribution                                  0.00000000                                 0.00

7.   (a)  Class B Note Interest Distribution                                                          56,740.49
       (b)  Class B Note Principal Distribution                                                    1,409,713.59
            Aggregate Class B Note Distribution                                   137.69521878                        1,466,454.08

8.   (a)  Class C Note Interest Distribution                                                          98,822.83
       (b)  Class C Note Principal Distribution                                                            0.00
            Aggregate Class C Note Distribution                                    5.70833312                            98,822.83

9.    Servicer Payment
       (a)  Servicing Fee                                                                             11,460.39
       (b)  Reimbursement of prior Monthly Advances                                                   27,721.86
               Total Servicer Payment                                                                                    39,182.25

10.  Deposits to the Reserve Account                                                                                     33,964.89

Total Distribution Amount from Collection Account                                                                    $1,638,424.05
                                                                                                                     ==============

Reserve Account distributions to Sellers
  (a) Amounts to the Sellers (Chase USA) from Excess Collections                                      18,623.94
  (b) Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                           18,182.27
  (c) Distribution from the Reserve Account to the Sellers(Chase USA)                                      0.00
  (d) Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)                           0.00
                   Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                            36,806.21
                                                                                                                         ==========

Payahead Account distributions to Sellers
  (a) Distribution from the Payahead Account to the Sellers(Chase USA)                                     0.43
  (b) Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)                          0.42
                   Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                                 0.85
                                                                                                                         ==========
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Chase MR97A                       Page 1 of 3
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

                 INTEREST
--------------------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @            5.845%                                                    0.00
        (b) Class A-2 Notes    @            6.028%                                                    0.00
        (c) Class A-3 Notes    @            6.140%                                                    0.00
        (d) Class A-4 Notes    @            6.250%                                                    0.00
        (e) Class A-5 Notes    @            6.420%                                                    0.00
        (f) Class A-6 Notes    @            6.500%                                                    0.00
                     Aggregate Interest on Class A Notes                                                                      0.00

        (g) Class B Notes @                 6.680%                                                                       56,740.49
        (h) Class C Notes @                 6.850%                                                                       98,822.83

2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                           0.00
        (b) Class A-2 Notes                                                                           0.00
        (c) Class A-3 Notes                                                                           0.00
        (d) Class A-4 Notes                                                                           0.00
        (e) Class A-5 Notes                                                                           0.00
        (f) Class A-6 Notes                                                                           0.00
        (g) Class B Notes                                                                             0.00
        (h) Class C Notes                                                                             0.00

3.   Total Distribution of Interest                                           Cost per $1000
                                                                              --------------
        (a) Class A-1 Notes                                                     0.00000000            0.00
        (b) Class A-2 Notes                                                     0.00000000            0.00
        (c) Class A-3 Notes                                                     0.00000000            0.00
        (d) Class A-4 Notes                                                     0.00000000            0.00
        (e) Class A-5 Notes                                                     0.00000000            0.00
        (f) Class A-6 Notes                                                     0.00000000            0.00
                     Total Aggregate Interest on Class A Notes                                                                0.00

        (g) Class B Notes                                                       5.32774554                               56,740.49
        (h) Class C Notes                                                       5.70833312                               98,822.83


                 PRINCIPAL
--------------------------------------------

                                                                              No. of Contracts
                                                                              ----------------
1.   Amount of Stated Principal Collected                                                           329,982.86
2.   Amount of Principal Prepayment Collected                                       57            1,040,938.17
3.   Amount of Liquidated Contract                                                  4                38,792.56
4.   Amount of Repurchased Contract                                                 0                     0.00

       Total Formula Principal Distribution Amount                                                                  1,409,713.59

5.   Principal Balance before giving effect to Principal Distribution                    Pool Factor
        (a) Class A-1 Notes                                                               0.0000000                         0.00
        (b) Class A-2 Notes                                                               0.0000000                         0.00
        (c) Class A-3 Notes                                                               0.0000000                         0.00
        (d) Class A-4 Notes                                                               0.0000000                         0.00
        (e) Class A-5 Notes                                                               0.0000000                         0.00
        (f) Class A-6 Notes                                                               0.0000000                         0.00
        (g) Class B Notes                                                                 0.9570800                10,192,901.64
        (h) Class C Notes                                                                 1.0000000                17,312,029.25

6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                 0.00
        (b) Class A-2 Notes                                                                                                 0.00
        (c) Class A-3 Notes                                                                                                 0.00
        (d) Class A-4 Notes                                                                                                 0.00
        (e) Class A-5 Notes                                                                                                 0.00
        (f) Class A-6 Notes                                                                                                 0.00
        (g) Class B Notes                                                                                                   0.00
        (h) Class C Notes                                                                                                   0.00

7.   Principal Distribution                                                   Cost per $1000
                                                                              --------------
        (a) Class A-1 Notes                                                     0.00000000                                  0.00
        (b) Class A-2 Notes                                                     0.00000000                                  0.00
        (c) Class A-3 Notes                                                     0.00000000                                  0.00
        (d) Class A-4 Notes                                                     0.00000000                                  0.00
        (e) Class A-5 Notes                                                     0.00000000                                  0.00
        (f) Class A-6 Notes                                                     0.00000000                                  0.00
        (g) Class B Notes                                                      132.36747324                         1,409,713.59
        (h) Class C Notes                                                       0.00000000                                  0.00

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Chase MR97A                       Page 2 of 3
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



8.   Principal Balance after giving effect to Principal Distribution                          Pool Factor
        (a) Class A-1 Notes                                                                    0.0000000                      0.00
        (b) Class A-2 Notes                                                                    0.0000000                      0.00
        (c) Class A-3 Notes                                                                    0.0000000                      0.00
        (d) Class A-4 Notes                                                                    0.0000000                      0.00
        (e) Class A-5 Notes                                                                    0.0000000                      0.00
        (f) Class A-6 Notes                                                                    0.0000000                      0.00
        (g) Class B Notes                                                                      0.8247125              8,783,188.05
        (h) Class C Notes                                                                      1.0000000             17,312,029.25


                 POOL DATA
--------------------------------------------
                                                                                                        Aggregate
                                                                                 No. of Contracts   Principal Balance
                                                                                 ----------------   -----------------
1.   Pool Stated Principal Balance as of                  7/31/2003                    987            26,095,217.30

2.   Delinquency Information                                                                                           % Delinquent
                                                                                                                       ------------
              (a) 31-59 Days                                                            29             1,156,650.03      4.432%
              (b) 60-89 Days                                                            4                 97,225.65      0.373%
              (c) 90-119 Days                                                           2                 89,400.90      0.343%
              (d) 120 Days +                                                            0                      0.00      0.000%

3.   Contracts Repossessed during the Due Period                                        0                      0.00

4.   Current Repossession Inventory                                                     1                 26,127.06

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                       4                 38,792.56
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                        36,805.38
                                                                                                      --------------
       Total Aggregate Net Losses for the preceding Collection Period                                                     1,987.18

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                      143,424.26

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                 594                            5,237,860.15

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                            8.945%

9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                              102.172


             TRIGGER ANALYSIS
--------------------------------------------

1.  (a)  Average 60+ Delinquency Percentage                                        1.076%
     (b)  Delinquency Percentage Trigger in effect ?                                            NO

2.  (a)  Average Net Loss Ratio                                                    -0.009%
     (b)  Net Loss Ratio Trigger in effect ?                                                    NO
     (c)  Net Loss Ratio (using ending Pool Balance)                               -0.035%

3.  (a)  Servicer Replacement Percentage                                           0.004%
     (b)  Servicer Replacement Trigger in effect ?                                              NO


               MISCELLANEOUS
--------------------------------------------

1.   Monthly Servicing Fees                                                                                               11,460.39

2.   Servicer Advances                                                                                                    18,584.92

3.   (a)  Opening Balance of the Reserve Account                                                                       5,325,240.59
      (b)  Deposits to the Reserve Account                                                        33,964.89
      (c)  Investment Earnings in the Reserve Account                                              2,841.32
      (d)  Distribution from the Reserve Account                                                 (36,806.21)
      (e)  Ending Balance of the Reserve Account                                                                       5,325,240.59

4.   Specified Reserve Account Balance                                                                                 5,325,240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                         1,723.71
      (b)  Deposits to the Pay-Ahead Account from the Collection Account                           1,727.70
      (c)  Investment Earnings in the Pay-Ahead Account                                                0.85
      (d)  Transfers from the Pay-Ahead Account to the Collection Account                         (1,039.55)
      (e)  Ending Balance in the Pay-Ahead Account                                                                         2,412.71


Chase MR97A                       Page 3 of 3